Exhibit 99.1

REPAY Reports Fourth Quarter and Full Year 2020 Financial Results

ATLANTA, March 1, 2021 -- Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY” or the “Company”), a leading provider of vertically-integrated payment solutions, today reported financial results for its fourth quarter and full year ended December 31, 2020.

“The value proposition of our business and the strength of our organization were made even more evident in 2020.  Compared to 2019, card payment volume and gross profit increased 42% and 44%, respectively.  In addition, we completed three acquisitions in 2020, further solidifying our position in the B2B space and adding new verticals and partners to our platform,” said John Morris, CEO of REPAY. “We have started 2021 off strong, with ample liquidity to broaden our addressable market and solutions through strategic M&A. REPAY is well positioned to address the needs of businesses and consumers for more frictionless and electronic payments experiences.”

Three Months Ended December 31, 2020 Highlights

•	Card payment volume was $4.0 billion, an increase of 16% over the fourth quarter of 2019
•	Total revenue was $41.4 million, a 23% increase over the fourth quarter of 2019
•	Gross profit was $30.0 million, an increase of 23% over the fourth quarter of 2019
•	Pro forma net loss[1] was $(0.8) million, as compared to pro forma net loss of $(7.5) million in the fourth quarter of 2019
•	Adjusted EBITDA was $19.0 million, an increase of 29% over the fourth quarter of 2019
•	Adjusted Net Income[2] was $13.5 million, an increase of 10% over the fourth quarter of 2019
•	Adjusted Net Income per share was $0.17

Twelve Months Ended December 31, 2020 Highlights

•	Card payment volume was $15.2 billion, an increase of 42% over the full year 2019
•	Total revenue was $155.0 million, a 48% increase over the full year 2019
•	Gross profit was $113.6 million, an increase of 44% over the full year 2019
•	Pro forma net loss[1] was $(13.9) million, as compared to pro forma net loss of $(39.9) million in the full year 2019
•	Adjusted EBITDA was $68.2 million, an increase of 41% over the full year 2019
•	Adjusted Net Income[2] was $43.7 million, an increase of 11% over the full year 2019
•	Adjusted Net Income per share was $0.60

Gross profit represents total revenue less cost of services. Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share are non-GAAP financial measures.  See “Non-GAAP Financial Measures” and the reconciliations of Adjusted EBITDA and Adjusted Net Income to their most comparable GAAP measures provided below for additional information.

Business Combination

[1]	Please refer to “Basis of Presentation” below for an explanation of the presentation of this information.
[2]	Adjusted Net Income for the three and twelve months ended December 31, 2020 includes a pro forma tax impact. See ‘Key Operating and Non-GAAP Financial Data’ footnote (p) for additional detail.

The Company was formed upon closing of the merger (the “Business Combination”) of Hawk Parent Holdings LLC (together with Repay Holdings, LLC and its other subsidiaries, “Hawk Parent”) with a subsidiary of Thunder Bridge Acquisition, Ltd. (“Thunder Bridge”), a special purpose acquisition company, on July 11, 2019 (the “Closing Date”). On the closing of the Business Combination, Thunder Bridge changed its name to Repay Holdings Corporation.

Basis of Presentation

As a result of the Business Combination, the Company was identified as the acquirer for accounting purposes, and Hawk Parent, which owned the business conducted prior to the closing of the Business Combination, is the acquiree and accounting “Predecessor.”  The Company is the “Successor” for periods after the Closing Date, which includes consolidation of the Hawk Parent business subsequent to the Closing Date. The Company’s financial statement presentation reflects the Hawk Parent business as the “Predecessor” for any periods ended prior to the Closing Date. Where we discuss results for the twelve month period ended December 31, 2019, we are referring to the combined results of the Predecessor for the periods from January 1, 2019 through July 10, 2019 and the Successor for the period from the Closing Date through December 31, 2019.  The combined basis of presentation reflects a simple arithmetic combination of the Predecessor and Successor periods.  The acquisition was accounted for as a business combination using the acquisition method of accounting, and the Successor financial statements reflect a new basis of accounting that is based on the fair value of net assets acquired. As a result of the application of the acquisition method of accounting as of the effective time of the Business Combination, the financial statements for the Predecessor period and for the Successor period are presented on different bases.  When information is noted as being “pro forma” in this press release, it means that the financial statements were adjusted to remove the effects of purchase accounting adjustments related to the Business Combination. The historical financial information of Thunder Bridge prior to the Business Combination has not been reflected in the Predecessor period financial statements.

Subsequent Events

On January 19, 2021, the Company completed the previously announced underwritten public offering (the “Equity Offering”) of 6,244,500 shares of its Class A common stock at a public offering price of $24.00 per share. 814,500 shares of such Class A common stock were sold in the Equity Offering in connection with the full exercise of the underwriters’ option to purchase additional shares of Class A common stock pursuant to the underwriting agreement.

On January 19, 2021, the Company also completed the previously announced offering of $440.0 million in aggregate principal amount of 0.00% Convertible Senior Notes due 2026 (the “Notes”) in a private placement (the “Notes Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  $40.0 million in aggregate principal amount of such Notes were sold in the Notes Offering in connection with the full exercise of the initial purchasers’ option to purchase such additional Notes pursuant to the purchase agreement. The Notes will mature on February 1, 2026, unless earlier converted, repurchased or redeemed.

On January 20, 2021, the Company used a portion of the proceeds from the Notes Offering to prepay in full the entire amount of the outstanding term loans under its then existing senior secured credit facilities.  The Company also terminated in full all outstanding delayed draw term loan commitments under such credit facilities.

On February 3, 2021, the Company announced the closing of a new undrawn $125 million senior secured revolving credit facility through Truist Bank. The new revolving credit facility replaces the Company’s prior senior secured facilities, which included an undrawn $30 million revolving credit facility.

2021 Outlook

“We are pleased with our performance in the fourth quarter, with gross profit growth of 23%,” said Tim Murphy, CFO of REPAY. “In 2021, we are increasing investments in sales, technology and our products to further accelerate growth and position us well for the significant digital shifts our industry is experiencing in electronic payments.”

REPAY expects the following financial results for full year 2021.

Full Year 2021 Outlook
Card Payment Volume	$17.5 - 18.0 billion
Total Revenue	$178 - 188 million
Gross Profit	$134 - 140 million
Adjusted EBITDA	$75 - 80 million

This range assumes no further unforeseen COVID-related impacts, which could create substantial economic duress in 2021. REPAY does not provide quantitative reconciliation of forward-looking, non-GAAP financial measures, such as forecasted 2021 Adjusted EBITDA, to the most directly comparable GAAP financial measure, because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading.

Conference Call

REPAY will host a conference call to discuss fourth quarter and full year 2020 financial results today at 5:00 pm ET. Hosting the call will be John Morris, CEO, and Tim Murphy, CFO. The call will be webcast live from REPAY’s investor relations website at https://investors.repay.com/investor-relations. The conference call can also be accessed live over the phone by dialing (877) 407-3982, or for international callers (201) 493-6780. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13716234. The replay will be available at https://investors.repay.com/investor-relations.

Non-GAAP Financial Measures

This communication includes certain non-GAAP financial measures that REPAY’s management uses to evaluate its operating business, measure its performance and make strategic decisions. Adjusted EBITDA is a non-GAAP financial measure that represents net income prior to interest expense, tax expense, depreciation and amortization, as adjusted to add back certain non-cash and non-recurring charges, such as non-cash loss on extinguishment of debt, non-cash change in fair value of contingent consideration, non-cash change in fair value of assets and liabilities, share-based compensation charges, transaction expenses, management fees, legacy commission related charges, employee recruiting costs, other taxes, strategic initiative related costs and other non-recurring charges. Adjusted Net Income is a non-GAAP financial measure that represents net income prior to amortization of acquisition-related intangibles, as adjusted to add back certain non-cash and non-recurring charges, such as non-cash loss on extinguishment of debt, non-cash change in fair value of contingent consideration, non-cash change in fair value of assets and liabilities, share-based compensation expense, transaction expenses, management fees, legacy commission related charges, employee recruiting costs,  strategic initiative related costs and other non-recurring charges, net of tax effect associated with these adjustments. Adjusted Net Income is adjusted to exclude amortization of all acquisition-related intangibles as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible amortization supplements GAAP financial measures because it allows for greater comparability of operating performance. Although we exclude amortization from acquisition-related intangibles from our non-GAAP expenses, management believes that it is important for investors to understand that such intangibles were recorded as part of purchase accounting and contribute to revenue generation.  Adjusted Net Income per share is a non-GAAP financial measure that represents Adjusted Net Income divided by the weighted average number of shares of Class A common stock outstanding (on as-converted basis) for the three and twelve months ended December 31, 2020, the three months ended December 31, 2019, and for the Successor period from July 11, 2019 to December 31, 2019 (in each case, excluding shares subject to forfeiture). REPAY believes that Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share provide useful information to investors and others in understanding and evaluating its operating results in the same manner as management. However, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, operating profit, or any other operating performance measure calculated in accordance with GAAP. Using these non-GAAP financial measures to analyze REPAY’s business has material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant. In addition, although other companies in REPAY’s industry may report measures titled Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, or similar measures, such non-GAAP financial measures may be calculated differently from how REPAY calculates its non-GAAP financial measures, which reduces their overall usefulness as comparative measures. Because of these limitations, you should consider Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share alongside other financial performance measures, including net income and REPAY’s other financial results presented in accordance with GAAP.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, REPAY’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “guidance,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, REPAY’s  2021 outlook, the effects of the COVID-19 pandemic, expected demand on REPAY’s product offering, including further implementation of electronic payment options and statements regarding REPAY’s market and growth opportunities, and our business strategy and the plans and objectives of management for future operations. Such forward-looking statements are based upon the current beliefs and expectations of REPAY’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control.

In addition to factors disclosed in REPAY’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: exposure to economic conditions and political risk affecting the consumer loan market and consumer and commercial spending; the impacts of the ongoing COVID-19 coronavirus pandemic and the actions taken to control or mitigate its spread (which impacts are highly uncertain and cannot be reasonably estimated or predicted at this time); a delay or failure to integrate and realize the benefits of the Company’s recent acquisitions; changes in the payment processing market in which REPAY competes, including with respect to its competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY targets; risks relating to REPAY’s relationships within the payment ecosystem; risk that REPAY may not be able to execute its growth strategies, including identifying and executing acquisitions; risks relating to data security; changes in accounting policies applicable to REPAY; and the risk that REPAY may not be able to develop and maintain effective internal controls.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and REPAY disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources it believes to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY’s proprietary, integrated payment technology platform reduces the complexity of electronic payments for merchants, while enhancing the overall experience for consumers and businesses.

Contacts

Investor Relations Contact for REPAY:

repayIR@icrinc.com

Media Relations Contact for REPAY:

Kristen Hoyman

(404) 637-1665

khoyman@repay.com

Consolidated Statement of Operations

	Successor				Predecessor
($ in thousands)	Three Months ended December 31, 2020	Year ended December 31, 2020	Three Months ended December 31, 2019	July 11, 2019 through December 31, 2019	January 1, 2019 through July 10, 2019
Total Revenue	$41,438	$155,036	$33,634	$57,560	$47,043
Operating expenses
Other costs of services	11,457	41,447	9,289	15,657	10,216
Selling, general and administrative	21,537	87,302	24,756	45,758	51,201
Depreciation and amortization	16,776	60,807	13,054	23,757	6,223
Change in fair value of contingent consideration	500	(2,510)	—	—	—
Total operating expenses	$50,270	$187,046	$47,099	$85,172	$67,640
Income (loss) from operations	$(8,832)	$(32,010)	$(13,465)	$(27,612)	$(20,597)
Interest expenses	(3,598)	(14,445)	(3,236)	(5,922)	(3,145)
Change in fair value of tax receivable liability	(384)	(12,439)	(1,188)	(1,638)	—
Other (expenses) income	(73)	(3)	(64)	(1,380)	—
Total other (expenses) income	(4,055)	(26,887)	(4,487)	(8,940)	(3,145)
Income (loss) before income tax expense	(12,887)	(58,897)	(17,952)	(36,552)	(23,742)
Income tax benefit	3,963	12,358	2,272	4,991	—
Net income (loss)	$(8,924)	$(46,539)	$(15,681)	$(31,561)	$(23,742)
Net income (loss) attributable to non-controlling interest	284	(11,770)	(7,872)	(15,271)	—
Net income (loss) attributable to the Company	$(9,208)	$(34,769)	$(7,809)	$(16,290)	$(23,742)
Weighted-average shares of Class A common stock outstanding - basic and diluted	71,166,120	52,180,911	37,003,144	35,731,220
Loss per Class A share - basic and diluted	($0.13)	($0.67)	($0.21)	($0.46)

Consolidated Balance Sheets

($ in thousands)	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$91,130	$24,618
Accounts receivable	21,311	14,068
Related party receivable	-	563
Prepaid expenses and other	6,925	4,633
Total current assets	119,366	43,882

Property, plant and equipment, net	1,628	1,611
Restricted cash	15,375	13,283
Customer relationships, net of amortization	280,887	247,589
Software, net of amortization	64,435	61,219
Other intangible assets, net of amortization	23,905	24,242
Goodwill	458,970	389,661
Operating lease ROU assets, net of amortization	10,075	-
Deferred tax assets	135,337	-
Other assets	-	555
Total noncurrent assets	990,612	738,160
Total assets	$1,109,978	$782,042

Liabilities
Accounts payable	$11,880	9,586
Related party payable	15,812	14,571
Accrued expenses	19,216	15,966
Current maturities of long-term debt	6,761	5,500
Current operating lease liabilities	1,527	-
Current tax receivable agreement	10,240	6,336
Total current liabilities	65,436	51,959

Long-term debt, net of current maturities	249,953	197,943
Line of credit	-	10,000
Noncurrent operating lease liabilities	8,837	-
Tax receivable agreement, net of current portion	218,988	60,840
Deferred tax liability	-	768
Other liabilities	10,583	17
Total noncurrent liabilities	488,361	269,568
Total liabilities	$553,797	$321,527

Commitments and contingencies (Note 12)

Stockholders' equity
Class A common stock, $0.0001 par value; 2,000,000,000 shares authorized and 71,244,682 issued and outstanding as of December 31, 2020; 2,000,000,000 shares authorized and 37,530,568 issued and outstanding as of December 31, 2019	7	4
Class V common stock, $0.0001 par value; 1,000 shares authorized and 100 shares issued and outstanding as of December 31, 2020 and 2019	-	0
Additional paid-in capital	604,391	307,914
Accumulated other comprehensive (loss) income	(6,437)	313
Accumulated deficit	(88,648)	(53,878)
Total stockholders' equity	$509,313	$254,353

Equity attributable to non-controlling interests	46,868	206,162

Total liabilities and stockholders' equity and members' equity	$1,109,978	$782,042

Key Operating and Non-GAAP Financial Data

We believe that adjusting the key operating and non-GAAP measures for comparability between the Predecessor, Successor and Pro Forma periods is useful to the user of our financial statements.

The unaudited non-GAAP pro forma results of operations data for the three and twelve months ended December 31, 2020 and 2019 included in the discussion below are based on our historical financial statements, adjusted to remove the effects of purchase accounting adjustments related to the Business Combination. The pro forma results included herein have not been prepared in accordance with Article 11 of Regulation S-X.

Unless otherwise stated, all results compare fourth quarter and twelve-month 2020 results to fourth quarter and twelve-month 2019 results from continuing operations for the period ended December 31, respectively.

The following tables and related notes reconcile these non-GAAP measures and the pro forma measures to GAAP information for the three-month and twelve-month periods ended December 31, 2020 and 2019:

	Three months ended December 31,			Twelve months ended December 31,
(in $ thousands)	2020	2019	% Change	2020	2019	% Change
Card payment volume	$3,954,934	$3,422,076	16%	$15,194,939	$10,696,655	42%
Gross profit[1]	29,981	24,345	23%	113,589	78,731	44%
Adjusted EBITDA[2]	18,998	14,737	29%	68,165	48,432	41%

(1)	Gross profit represents total revenue less other costs of services.
(2)

Adjusted EBITDA is a non-GAAP financial measure that represents net income adjusted for interest expense, depreciation and amortization and certain other non-cash charges and non-recurring items. See “Non-GAAP Financial Measures” above and the reconciliation of Adjusted EBITDA to its most comparable GAAP measure below.

Reconciliations of GAAP Net Income to Non-GAAP Adjusted EBITDA

For the Three Months Ended December 31, 2020 and 2019

(Unaudited)

($ in thousands)	Three Months Ended December 31, 2020	Adjustments(o)	Pro Forma Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Adjustments(o)	Pro Forma Three Months Ended December 31, 2019
Total Revenue	$41,438	$ —	$41,438	$33,634	$ —	$33,634
Operating expenses
Other costs of services	$11,457	$ —	$11,457	$9,289	$ —	$9,289
Selling, general and administrative	21,537	—	21,537	24,756	—	24,756
Depreciation and amortization	16,776	(8,159)	8,617	13,054	(8,159)	4,895
Change in fair value of contingent consideration	500	—	500	—	—	—
Total operating expenses	$50,270	$(8,159)	$42,111	$47,099	$(8,159)	$38,940
Income (loss) from operations	$(8,832)	$8,159	$(673)	$(13,465)	$8,159	$(5,306)
Other expenses
Interest expenses	(3,598)	—	(3,598)	(3,236)	—	(3,236)
Change in fair value of tax receivable liability	(384)	—	(384)	(1,188)	—	(1,188)
Other (expenses) income	(73)	—	(73)	(64)	—	(64)
Total other (expenses) income	(4,055)	—	(4,055)	(4,487)	—	(4,487)
Income (loss) before income tax expense	(12,887)	8,159	(4,728)	(17,952)	8,159	(9,794)
Income tax benefit	3,963	—	3,963	2,272	—	2,272
Net income (loss)	$(8,924)	$8,159	$(765)	$(15,681)	$8,159	$(7,522)

Add:
Interest expense			3,598			3,236
Depreciation and amortization(a)			8,617			4,895
Income tax (benefit)			(3,963)			(2,272)
EBITDA			$7,487			$(1,662)

Loss on extinguishment of debt (b)			—			64
Non-cash change in fair value of contingent consideration(c)			500			—
Non-cash change in fair value of assets and liabilities(d)			384			1,188
Share-based compensation expense(e)			4,679			12,262
Transaction expenses(f)			3,147			2,613
Legacy commission related charges(h)			1,394			130
Employee recruiting costs(i)			92			18
Other taxes(j)			29			(33)
Restructuring and other strategic initiative costs(k)			524			56
Other non-recurring charges(l)			762			101
Adjusted EBITDA			$18,998			$14,737

Reconciliations of GAAP Net Income to Non-GAAP Adjusted EBITDA

For the Twelve Months Ended December 31, 2020 and 2019

(Unaudited)

	Successor			Successor	Predecessor
($ in thousands)	Year Ended December 31, 2020	Adjustments(o)	Pro Forma Year Ended December 31, 2020	July 11, 2019 through December 31, 2019	January 1, 2019 through July 10, 2019	Combined	Adjustments(o)	Pro Forma Year Ended December 31, 2019
Total Revenue	$155,036	$ —	$155,036	$57,560	$47,043	$104,603	$ —	$104,603
Operating expenses
Other costs of services	41,447	—	41,447	15,657	10,216	25,873	—	25,873
Selling, general and administrative	87,302	—	87,302	45,758	51,201	96,959	—	96,959
Depreciation and amortization	60,807	(32,634)	28,173	23,757	6,223	29,980	(15,412)	14,568
Change in fair value of contingent consideration	(2,510)	—	(2,510)	—	—	—	—	—
Total operating expenses	$187,046	$(32,634)	$154,412	$85,172	$67,640	$152,812	$(15,412)	$137,400
Income (loss) from operations	$(32,010)	$32,634	$624	$(27,612)	$(20,597)	$(48,209)	$15,412	$(32,797)
Other expenses
Interest expenses	(14,445)	—	(14,445)	(5,922)	(3,145)	(9,067)	—	(9,067)
Change in fair value of tax receivable liability	(12,439)	—	(12,439)	(1,638)	—	(1,638)	—	(1,638)
Other (expenses) income	(3)	—	(3)	(1,380)	—	(1,380)	—	(1,380)
Total other (expenses) income	(26,887)	—	(26,887)	(8,940)	(3,145)	(12,085)	—	(12,085)
Income (loss) before income tax expense	(58,897)	32,634	(26,263)	(36,552)	(23,742)	(60,294)	15,412	(44,882)
Income tax benefit	12,358	—	12,358	4,991	—	4,991	—	4,991
Net income (loss)	$(46,539)	$32,634	$(13,905)	$(31,561)	$(23,742)	$(55,303)	$15,412	$(39,891)

Add:
Interest expense			14,445					9,067
Depreciation and amortization(a)			28,173					14,568
Income tax (benefit)			(12,358)					(4,991)
EBITDA			$16,355					$(21,247)

Loss on extinguishment of debt (b)			—					1,380
Non-cash change in fair value of contingent consideration(c)			(2,510)					—
Non-cash change in fair value of assets and liabilities(d)			12,439					1,638
Share-based compensation expense(e)			19,446					22,922
Transaction expenses(f)			10,924					40,126
Management Fees(g)			—					211
Legacy commission related charges(h)			8,614					2,557
Employee recruiting costs(i)			214					51
Loss on disposition of property and equipment			—					—
Other taxes(j)			426					226
Restructuring and other strategic initiative costs(k)			1,103					352
Other non-recurring charges(l)			1,154					215
Adjusted EBITDA			$68,165					$48,432

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

For the Three Months Ended December 31, 2020 and 2019

(Unaudited)

($ in thousands)	Three Months Ended December 31, 2020	Adjustments(o)	Pro Forma Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Adjustments(o)	Pro Forma Three Months Ended December 31, 2019
Total Revenue	$41,438	$ —	$41,438	$33,634	$ —	$33,634
Operating expenses
Other costs of services	$11,457	$ —	$11,457	$9,289	$ —	$9,289
Selling, general and administrative	21,537	—	21,537	24,756	—	24,756
Depreciation and amortization	16,776	(8,159)	8,617	13,054	(8,159)	4,895
Change in fair value of contingent consideration	500	—	500	—	—	—
Total operating expenses	$50,270	$(8,159)	$42,111	$47,099	$(8,159)	$38,940
Income (loss) from operations	$(8,832)	$8,159	$(673)	$(13,465)	$8,159	$(5,306)
Other expenses
Interest expenses	(3,598)	—	(3,598)	(3,236)	—	(3,236)
Change in fair value of tax receivable liability	(384)	—	(384)	(1,188)	—	(1,188)
Other (expenses) income	(73)	—	(73)	(64)	—	(64)
Total other (expenses) income	(4,055)	—	(4,055)	(4,487)	—	(4,487)
Income (loss) before income tax expense	(12,887)	8,159	(4,728)	(17,952)	8,159	(9,794)
Income tax benefit	3,963	—	3,963	2,272	—	2,272
Net income (loss)	$(8,924)	$8,159	$(765)	$(15,681)	$8,159	$(7,522)

Add:
Amortization of Acquisition-Related Intangibles(m)			6,029			3,432
Loss on extinguishment of debt (b)			—			64
Non-cash change in fair value of contingent consideration(c)			500			-
Non-cash change in fair value of assets and liabilities(d)			384			1,188
Share-based compensation expense(e)			4,679			12,262
Transaction expenses(f)			3,147			2,613
Legacy commission related charges(h)			1,394			130
Employee recruiting costs(i)			92			18
Restructuring and other strategic initiative costs(k)			524			56
Other non-recurring charges(l)			762			101
Pro forma taxes at effective rate(p)			(3,209)			—
Adjusted Net Income			$13,537			$12,343

Shares of Class A common stock outstanding (on an as-converted basis)(n)			79,524,966			62,840,068
Adjusted Net income per share			$0.17			$0.20

Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income

For the Twelve Months Ended December 31, 2020 and 2019

(Unaudited)

	Successor			Successor	Predecessor
($ in thousands)	Year Ended December 31, 2020	Adjustments(o)	Pro Forma Year Ended December 31, 2020	July 11, 2019 through December 31, 2019	January 1, 2019 through July 10, 2019	Combined	Adjustments(o)	Pro Forma Year Ended December 31, 2019
Total Revenue	$155,036	$ —	$155,036	$57,560	$47,043	$104,603	$ —	$104,603
Operating expenses
Interchange and network fees	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Other costs of services	41,447	—	41,447	15,657	10,216	25,873	—	25,873
Selling, general and administrative	87,302	—	87,302	45,758	51,201	96,959	—	96,959
Depreciation and amortization	60,807	(32,634)	28,173	23,757	6,223	29,980	(15,412)	14,568
Change in fair value of contingent consideration	(2,510)	—	(2,510)	—	—	—	—	—
Total operating expenses	$187,046	$(32,634)	$154,412	$85,172	$67,640	$152,812	$(15,412)	$137,400
Income (loss) from operations	$(32,010)	$32,634	$624	$(27,612)	$(20,597)	$(48,209)	$15,412	$(32,797)
Other expenses
Interest expenses	(14,445)	—	(14,445)	(5,922)	(3,145)	(9,067)	—	(9,067)
Change in fair value of tax receivable liability	(12,439)	—	(12,439)	(1,638)	—	(1,638)	—	(1,638)
Other (expenses) income	(3)	—	(3)	(1,380)	—	(1,380)	—	(1,380)
Total other (expenses) income	(26,887)	—	(26,887)	(8,940)	(3,145)	(12,085)	—	(12,085)
Income (loss) before income tax expense	(58,897)	32,634	(26,263)	(36,552)	(23,742)	(60,294)	15,412	(44,882)
Income tax benefit	12,358	—	12,358	4,991	—	4,991	—	4,991
Net income (loss)	$(46,539)	$32,634	$(13,905)	$(31,561)	$(23,742)	$(55,303)	$15,412	$(39,891)

Add:
Amortization of Acquisition-Related Intangibles(m)			19,492					9,917
Loss on extinguishment of debt (b)			—					1,380
Non-cash change in fair value of contingent consideration(c)			(2,510)					—
Non-cash change in fair value of assets and liabilities(d)			12,439					1,638
Share-based compensation expense(e)			19,446					22,922
Transaction expenses(f)			10,924					40,126
Management Fees(g)			—					211
Legacy commission related charges(h)			8,614					2,557
Employee recruiting costs(i)			214					51
Loss on disposition of property and equipment			—					—
Restructuring and other strategic initiative costs(k)			1,103					352
Other non-recurring charges(l)			1,154					215
Pro forma taxes at effective rate(p)			(13,226)					—
Adjusted Net Income			$43,745					$39,478

Shares of Class A common stock outstanding (on an as-converted basis)(n)			73,373,106					59,721,429
Adjusted Net income per share			$0.60					$0.66

(a)	See footnote (m) for details on our amortization and depreciation expenses.
(b)	Reflects write-offs of debt issuance costs relating to Hawk Parent’s term loans and prepayment penalties relating to its previous debt facilities.
(c)	Reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the most recent balance sheet date.
(d)	Reflects the changes in management’s estimates of the fair value of the liability relating to the Tax Receivable Agreement.
(e)

Represents compensation expense associated with equity compensation plans, totaling $4,679,451 and $19,445,800 in the three and twelve months ended December 31, 2020, respectively, $658,195 and $908,978 in the Predecessor periods from July 1, 2019 to July 10, 2019 and January 1, 2019 to July 10, 2019, respectively, and $22,013,287 as a result of new grants made in the Successor period from July 11, 2019 to December 31, 2019.

(f)

Primarily consists of (i) during the three and twelve months ended December 31, 2020, professional service fees and other costs incurred in connection with the acquisition of CPS Payments, and additional transaction expenses incurred in connection with the Business Combination and the acquisitions of TriSource Solutions, APS Payments, Ventanex and cPayPlus, which closed in prior periods, as well as professional service expenses related to the June 2020 and September 2020 equity offerings and (ii) during the three and twelve months ended December 31, 2019, professional service fees and other costs in connection with the Business Combination, as well as the acquisitions of TriSource Solutions and APS Payments.

(g)	Reflects management fees paid to Corsair Investments, L.P. pursuant to the management agreement, which terminated upon the completion of the Business Combination.
(h)

Represents payments made to certain employees and partners in connection with significant restructuring of their commission structures. These payments represented commission structure changes which are not in the ordinary course of business.

(i)	Represents payments made to third-party recruiters in connection with a significant expansion of our personnel, which REPAY expects will become more moderate in subsequent periods.
(j)	Reflects franchise taxes and other non-income based taxes.
(k)

Reflects consulting fees related to our processing services and other operational improvements, including restructuring and integration activities related to our acquired businesses, that were not in the ordinary course during the three and twelve months ended December 31, 2020 and 2019, and additionally one-time expenses related to the creation of a new entity in connection with equity arrangements for the members of Hawk Parent in connection with the Business Combination in the twelve months ended December 31, 2019.

(l)

For the three and twelve months ended December 31, 2020, reflects expenses incurred related to one-time accounting system and compensation plan implementation related to becoming a public company, extraordinary refunds to customers and other payments related to COVID-19, and non-cash rent expense. For the twelve months ended December 31, 2019, reflects expenses incurred related to other one-time legal and compliance matters. Additionally, for the three months ended December 31, 2019 reflects a one-time credit issued to a customer which was not in the ordinary course of business.

(m)

For the three and twelve months ended December 31, 2020 reflects (i) amortization of the customer relationships intangibles acquired through Hawk Parent’s acquisitions of PaidSuite and Paymaxx during the year ended December 31, 2017 and the recapitalization transaction in 2016, through which Hawk Parent was formed in connection with the acquisition of a majority interest in Repay Holdings, LLC by certain investment funds sponsored by, or affiliated with, Corsair Capital LLC, (ii) customer relationships, non-compete agreement, software, and channel relationship intangibles acquired through the Business Combination, and (iii) customer relationships, non compete agreement, and software intangibles acquired through Repay Holdings, LLC’s acquisitions of TriSource Solutions, APS Payments, Ventanex, cPayPlus, and CPS Payments subsequent to the close of the respective acquisitions. For the three and twelve months ended December 31, 2019, reflects amortization of customer relationships intangibles acquired through Hawk Parent’s acquisitions and the recapitalization transaction in 2016 and the acquisition of TriSource Solutions and APS Payments. This adjustment excludes the amortization of other intangible assets which were acquired in the regular course of business, such as capitalized internally developed software and purchased software. See additional information below for an analysis of our amortization expenses:

	Three months ended December 31,		Year ended December 31,
($ in thousands)	2020	2019	2020	2019
Acquisition-related intangibles	$6,029	$3,432	$19,492	$9,917
Software	2,291	1,197	7,467	3,895
Reseller buyouts	15	15	58	58
Amortization	$8,335	$4,644	$27,017	$13,870
Depreciation	282	252	1,156	698
Total Depreciation and amortization (1)	$8,617	$4,895	$28,173	$14,568

1)

Adjusted Net Income is adjusted to exclude amortization of all acquisition-related intangibles as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions (see corresponding adjustments in the reconciliation of net income to Adjusted Net Income presented above). Management believes that the adjustment of acquisition-related intangible amortization supplements GAAP financial measures because it allows for greater comparability of operating performance. Although REPAY excludes amortization from acquisition-related intangibles from our non-GAAP expenses, management believes that it is important for investors to understand that such intangibles were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangibles that relate to past acquisitions will recur in future periods until such intangibles have been fully amortized. Any future acquisitions may result in the amortization of additional intangibles.

(n)

Represents the weighted average number of shares of Class A common stock outstanding (on as-converted basis) for the three and twelve months ended December 31, 2020, the three months ended December 31, 2019, and for the Successor period from July 11, 2019 to December 31, 2019 (in each case, excluding shares subject to forfeiture).

(o)	Adjustment for incremental depreciation and amortization recorded due to fair-value adjustments under ASC 805 in the Successor period.
(p)

Represents pro forma income tax adjustment effect associated with items adjusted above. As Hawk Parent, as the accounting Predecessor, was not subject to income taxes, the tax effect above was calculated on the adjustments related to the Successor period only.